UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) March 15, 2012

AAA Public Adjusting Group, Inc.

(Exact name of registrant as specified in its charter)

Florida	333-153679	26-032541
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Sarasota Courthouse Center, 1990 Main Street, Suite 150, Sarasota, Florida 34236

(Address of principal executive offices)   (Zip Code)

Registrant’s telephone number, including area code:  (941) 309-5408

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.02.    TERMINATION OF MATERIAL DEFINITIVE AGREEMENT

The Registrant had previously filed information on the termination of a stock purchase agreement between Queste Capital and AAA Public Adjusting Group, Inc. (the “Company” or “AAA”), which agreement had been the subject of an earlier 8-K with the Securities and Exchange Commission (“SEC”) filed on December 21, 2011. The Registrant and Queste capital reached a mutual agreement for the termination in order for both parties to pursue other business opportunities.

ITEM 4.01 CHANGES IN REGISTRANT'S CERTIFYING ACCOUNTANT

The Registrant reports in this current report on Form 8-K a change in certifying accountants. Effective March 15, 2012, the Registrant's certifying accountant, Baum & Company was voted by the Registrant’s newly formed Board of Directors to be replaced as the Registrant's independent registered public accounting firm. The Board of Directors retained Hamilton, P.C. of Denver Colorado to be the Registrant’s new certifying accountant.

(a)(1) Previous Independent Accountant

(i)The Registrant reports a change in certifying accountants, which involved the Board of Directors appointing Hamilton, P.C. of Denver Colorado on March 15, 2012.

(ii) Baum & Company issued a report on the Registrant's consolidated financial statements for the fiscal year ended December 31, 2010. The report did not contain an adverse opinion or disclaimer of opinion, and was not modified as to uncertainty, audit scope, or accounting principles. A going concern qualification was issued for the report of the year ending December 31, 2010.

(iii) The decision to change accountants was recommended and approved by the board of directors of the Registrant on March 15, 2012.

(iv)  In connection with the audit of the Registrant's consolidated financial statements for the year ended December 31, 2010 and any subsequent interim period through the date of resignation, there were no disagreements, resolved or not, with Baum & Company on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure which disagreement(s), if not resolved to the satisfaction of Baum & Company, would have caused them to make reference to the subject matter of the disagreement(s) in connection with its reports on the Registrant’s consolidated financial statements; and there were no reportable events as defined in Item 304(a)(1)(v) of Regulation S-K.

(a)(2) Engagement of New Independent Accountant.

Effective on March 15, the Registrant's board of directors recommended and approved the engagement of Hamilton, P.C. as its independent accountant to audit the Registrant's financial statements for its fiscal year ended December 31, 2011. During the two most recent fiscal years and the subsequent interim period, the Registrant's new independent accountant, Hamilton, P.C., has not been engaged by the Registrant as either the principal accountant to audit the Registrant's financial statements or as a consultant to the Registrant.

(a)(3) The Registrant has provided Baum & Company with a copy of the disclosures it is making in response to this Item. The Registrant has requested Baum & Company to furnish a letter addressed to the Commission stating whether it agrees with the statements made by the Registrant in (a)(1)(i) and (ii) above and, if not, stating the respects in which Baum & Company does not agree. The Registrant has filed the letter as exhibit 16.1 to this current report containing this disclosure.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: March 26, 2012

Emperial Americas, Inc.

By:/s/ Alonzo Pierce

Alonzo Pierce

President and Chief Executive Officer